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                                                               EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 30, 1999, with respect to the consolidated financial statements of Collagen Aesthetics, Inc. included in the Registration Statement (Form S-3) and related Prospectus of Inamed Corporation for the registration of 2,300,000 shares of its common stock.

Our audit also included the financial statement schedule of Collagen Aesthetics, Inc. listed in the index to the financial statements. This schedule is the responsibility of Collagen's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                      /S/ ERNST & YOUNG LLP

Palo Alto, California
October 4, 1999